UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 23, 2012

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Lake Cook Road, Suite 600; Deerfield, Illinois		60015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 597-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 23, 2012, Cosi, Inc., a Delaware corporation (the “Company”), announced that it has received notice from the Listing Qualifications Department of The Nasdaq Stock Market that the Company has regained compliance with the Nasdaq Listing Standards by curing the Company’s bid price and Market Value of Listed Securities deficiencies.  As of February 17, 2012, the bid price of the Company’s common stock had closed above the $1.00 minimum requirement for a period of 10 consecutive trading days.  Additionally, based on total shares outstanding of 51,849,511 shares, the Company’s common stock has exceeded the minimum $50 million Market Value of Listed Securities requirement as required by Listing Rule 5450(b)(2)(A).  The Company now meets the continued listing standards for The Nasdaq Global Market and no further action is required.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 (d)	Exhibits.

99.1	Press Release of Cosi, Inc., dated February 23, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: February 23, 2012

/s/ WILLIAM KOZIEL
Name: William Koziel
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of Cosi, Inc., dated February 23, 2012.	E